UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2017

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue South Watertown, MA	02472
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This current report on Form 8-K/A (this “Amendment”) amends a current report on Form 8-K filed August 1, 2017 (the “Original Filing”), in which Bright Horizons Family Solutions Inc. (the “Company”) reported that Stephen H. Kramer, the Company’s President, will be appointed the next Chief Executive Officer of the Company and serve as a Class I director on the Board of Directors and David H. Lissy, the current Chief Executive Officer, will transition to Executive Chairman, all effective January 1, 2018.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in the Original Filing, the Company announced on August 1, 2017 that David H. Lissy will transition from his role as Chief Executive Officer to Executive Chairman of the Board of Directors effective January 1, 2018 and Stephen H. Kramer, the Company’s President, will be appointed the next Chief Executive Officer of the Company and appointed to the Board of Directors as a Class I director, both effective January 1, 2018. Following such transition, Mr. Lissy will continue to serve as a full-time officer of the Company.

In connection with Mr. Kramer’s appointment as Chief Executive Officer, on December 19, 2017, the Company approved an increase in Mr. Kramer’s base salary for 2018 to $408,500 and an annual target cash bonus award of 125% of his 2018 base salary. Mr. Kramer is also eligible to receive a 2018 Equity Choice Plan Award equal to five times his 2018 base salary (an award of 50% stock options and 50% purchased restricted stock) commensurate with his appointment as Chief Executive Officer. It is expected that the target value of Mr. Kramer’s annual Equity Choice Plan Award will be reduced to 2 times his base salary beginning in 2019.

In connection with Mr. Lissy’s appointment as Executive Chairman, on December 19, 2017, the Company approved for Mr. Lissy a base salary of $318,300 for 2018 and an annual target cash bonus award of 100% of his 2018 base salary. In addition, Mr. Lissy is eligible to receive a 2018 Equity Choice Plan Award equal to two times his 2017 base salary. It is expected that the target value of Mr. Lissy’s annual Equity Choice Plan Award will be reduced to 1.5 times his base salary beginning in 2019.

Messrs. Kramer and Lissy will not receive any additional compensation for serving on the Board of Directors.

Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing.

Forward-Looking Statements

This report includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The Company’s actual results and actual events may vary significantly from the results or events anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, executive and board appointments, leadership transitions and future compensation arrangements and equity grants. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risks and uncertainties are described in the “Risk Factors” section of our Annual Report on Form 10-K filed March 1, 2017, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:	/s/ Elizabeth Boland
Name:	Elizabeth Boland
Title:	Chief Financial Officer

Date: December 22, 2017